As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	43- 1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig L. Evans

Executive Vice President, General Counsel and Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Scott Gootee

Stinson LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Common Shares

Preferred Shares

Depositary Shares

Warrants

Debt Securities

Units

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	common shares of beneficial interest (“common shares”);

•	preferred shares of beneficial interest (“preferred shares”);

•	depositary shares representing preferred shares of beneficial interest (“depositary shares”);

•	warrants;

•	debt securities which may be either senior debt securities or subordinated debt securities; or

•	units consisting of combinations of any of the foregoing (“units”).

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. The securities may also be resold by security holders to be identified in the future pursuant to this prospectus, including any applicable prospectus supplements and other applicable offering materials. In such event, we will not receive any of the proceeds from sales of securities by security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus, a prospectus supplement and other applicable offering materials identifying and containing specific information about the selling security holder and the terms of the securities being offered. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange under the symbol “EPR.” The last reported sale price of our common shares on the New York Stock Exchange on May 31, 2022 was $51.24 per share. Our Series C cumulative convertible preferred shares, Series E cumulative convertible preferred shares and Series G cumulative redeemable preferred shares are listed on the New York Stock Exchange under the symbols “EPR pC,” “EPR pE” and “EPR pG,” respectively. Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

To preserve our qualification as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes and for other purposes, we impose restrictions on ownership of our common and preferred shares. See “U.S. Federal Income Tax Considerations” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in this prospectus.

Investing in these securities involves risks. See the “Risk Factors” section on page 5 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the applicable prospectus supplement or any offering material relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106. The telephone number for our principal executive office is (816) 472-1700.

The date of this prospectus is June 3, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings and selling security holders may from time to time offer and sell such securities owned by them.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Where You Can Find More Information” prior to investing.

As allowed by SEC rules, neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus or that are incorporated by reference into this prospectus or any prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The registration statement can be read at the SEC website as discussed under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date of such documents, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “EPR” mean EPR Properties. When we refer to our “Declaration of Trust” we mean EPR Properties’ Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean EPR Properties’ Amended and Restated Bylaws, as amended. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of the COVID-19 pandemic, our capital resources and liquidity, our expected pursuit of growth opportunities, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms, or by discussions of strategy, plans or intentions in this prospectus.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	Risks associated with COVID-19, or the future outbreak of any additional variants of COVID-19 or other highly infectious or contagious diseases;

•	Global economic uncertainty and disruptions in financial markets;

•	The impact of inflation on our customers and our results of operations;

•	Reduction in discretionary spending by consumers;

•	Covenants in our debt instruments that limit our ability to take certain actions;

•	Adverse changes in our credit ratings;

•	Fluctuations in interest rates;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	Our ability to renew maturing leases on terms comparable to prior leases and/or our ability to locate substitute lessees for these properties on economically favorable terms;

•	Risks of operating in the experiential real estate industry;

•	Our ability to compete effectively;

•	Risks associated with three tenants representing a substantial portion of our lease revenues;

•	The ability of our build-to-suit tenants to achieve sufficient operating results within expected time-frames and therefore have capacity to pay their agreed upon rent;

•	Risks associated with our dependence on third-party managers to operate certain of our properties;

•	Risks associated with our level of indebtedness;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to raise capital;

•	The concentration of our investment portfolio;

•	Our continued qualification as a real estate investment trust for U.S. federal income tax purposes and related tax matters;

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding and completion risks;

•	Our reliance on a limited number of employees, the loss of which could harm operations;

•	Risks associated with the employment of personnel by managers of certain of our properties;

•	Risks associated with the gaming industry;

•	Risks associated with gaming and other regulatory authorities;

•	Delays or prohibitions of transfers of gaming properties due to required regulatory approvals;

•	Risks associated with security breaches and other disruptions;

•	Changes in accounting standards that may adversely affect our financial statements;

•	Fluctuations in the value of real estate income and investments;

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Risks relating to real estate ownership, leasing and development, including local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants or other customers, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Risks associated with the relatively illiquid nature of our real estate investments;

•	Risks with owning assets in foreign countries;

•	Risks associated with owning, operating or financing properties for which the tenants’, mortgagors’ or our operations may be impacted by weather conditions, climate change and natural disasters;

•	Risks associated with the development, redevelopment and expansion of properties and the acquisition of other real estate related companies;

•	Our ability to pay dividends in cash or at current rates;

•	Risks associated with the impact of inflation or market interest rates on the value of our shares;

•	Fluctuations in the market prices for our shares;

•	Certain limits on changes in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances that could dilute the value of our shares;

•	Future offerings of debt or equity securities, which may rank senior to our common shares;

•	Risks associated with changes in foreign exchange rates; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section of this prospectus and the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our securities involves certain risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, including the risk factors described in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

THE COMPANY

We are a self-administered real estate investment trust, or “REIT.” Our investment portfolio includes primarily experiential properties, including entertainment and recreation properties, and our legacy investment in education properties.

We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our status as a REIT, we must comply with a number of requirements under U.S. federal income tax law that are discussed in “U.S. Federal Income Tax Considerations.” The applicable prospectus supplement or other applicable offering materials delivered with this prospectus will provide information about additional U.S. federal income tax considerations related to the particular securities being offered.

Our executive offices are located at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106. Our telephone number is (816) 472-1700.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, we intend to use the net proceeds from any sale of securities under this prospectus for general business purposes, which may include funding the acquisition, development or financing of properties and repayment of debt. Unless otherwise indicated in the applicable prospectus supplement, we will not receive the proceeds of sales by selling security holders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description of our shares of beneficial interest (“shares”) is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing such shares contained in our Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC. Because the following is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” for information about how to obtain copies of the Declaration of Trust and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Declaration of Trust authorizes us to issue up to 100,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share, 2,300,000 of which are designated as Series A cumulative redeemable preferred shares (“Series A Preferred Shares”), 3,200,000 of which are designated as Series B cumulative redeemable preferred shares (“Series B Preferred Shares”), 6,000,000 of which are designated as Series C cumulative convertible preferred shares (“Series C Preferred Shares”), 4,600,000 of which are designated as Series D cumulative redeemable preferred shares (“Series D Preferred Shares”), 3,450,000 of which are designated as Series E cumulative convertible preferred shares (“Series E Preferred Shares”), 5,000,000 of which are designated as Series F cumulative redeemable preferred shares (“Series F Preferred Shares”) and 6,000,000 of which are designated as Series G cumulative redeemable preferred shares (“Series G Preferred Shares”). Our Declaration of Trust authorizes our Board of Trustees to determine, at any time and from time to time, the number of authorized shares of beneficial interest, as described below.

As of May 31, 2022, we had 82,527,642 common shares issued and outstanding, 5,392,916 Series C Preferred Shares issued and outstanding, 3,447,381 Series E Preferred Shares issued and outstanding and 6,000,000 Series G Preferred Shares issued and outstanding. As of May 31, 2022, no Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares or Series F Preferred Shares were issued and outstanding. As of the date of this prospectus, no other class or series of preferred shares has been established. For a summary of restrictions on ownership and transfers of shares, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares.”

Our Declaration of Trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue. Our Declaration of Trust further authorizes our Board of Trustees to cause us to issue our authorized shares and to reclassify any unissued shares into other classes or series. We believe that this ability of our Board of Trustees will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of EPR.

The transfer agent and registrar for our shares is Computershare Trust Company, N.A.

Common Shares

All of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our Declaration of Trust regarding the restriction of the ownership of shares:

•	to receive distributions on our shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

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upon our liquidation, dissolution, or winding up, to receive all remaining assets available for distribution to common shareholders after satisfaction of our liabilities and the preferential rights of any preferred shares.

At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum. Subject to the provisions of our Declaration of Trust on registration or transfer, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our common shares to elect any Trustees to our Board. A nominee for Trustee will be elected to the Board of Trustees if, at a meeting of shareholders duly called and at which a quorum is present, a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for Trustee exceeds the number of Trustees to be elected, Trustees will be elected by a plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required under our Bylaws or by statute or by our Declaration of Trust.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or, except to the extent expressly required by the law pertaining to Maryland real estate investment trusts, appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

For other information with respect to our common shares, including effects that provisions in our Declaration of Trust and Bylaws may have in delaying, deferring or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” below.

Preferred Shares

General

Our Declaration of Trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

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the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred shares, or the issuance of any rights or warrants to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

The following describes some general terms and provisions of the preferred shares to which a prospectus supplement or other applicable offering materials may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, including the articles supplementary for the applicable series of preferred shares, and our Bylaws.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred shares, including:

•	the description or designation of the preferred shares;

•	the number of the preferred shares offered;

•	the voting rights, if any, of the holders of the preferred shares;

•	the offering price of the preferred shares;

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whether distributions will be cumulative and, if so, the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the preferred shares shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred shares;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred shares on a securities exchange;

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whether the preferred shares will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

•	any limitations on issuance of any preferred shares ranking senior to or on parity with the series of preferred shares being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT or otherwise; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

Rank

Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement or other applicable offering materials, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our common shares, senior to our junior securities, on parity with our priority securities and junior to our senior securities.

Distributions

Holders of preferred shares of each series will be entitled to receive distributions at the rates and on the dates shown in the applicable prospectus supplement or other offering materials. Even though the preferred shares may specify a fixed rate of distribution, our Board of Trustees must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.

Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement or other applicable offering materials. If our Board of Trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

Unless otherwise provided in the applicable prospectus or other applicable offering materials, if the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus or other applicable offering materials, when distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, for these purposes, accrued and unpaid distributions do not include prior unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears unless otherwise provided in the applicable prospectus or other applicable offering materials.

Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, if the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement or other applicable offering materials.

If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement or other applicable offering materials the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other applicable offering materials. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement or other applicable offering materials.

Liquidation Preference

The applicable prospectus supplement or other applicable offering materials will indicate the liquidation preference, if any, of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange, will not be a liquidation unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

Voting Rights

Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise specified in the applicable prospectus supplement or other applicable offering materials or required by law.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders or at a special meeting called for such purpose, if at any time distributions on the applicable series are in arrears for six or more quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the shares of each series of preferred shares (and other shares having like voting rights) outstanding at that time:

•

effect a share exchange, consolidation or merger into another entity unless the series remains outstanding and its terms are not materially and adversely changed or the series is converted into or exchanged for preferred shares having identical terms (except for changes that do not materially and adversely affect the holders of such series);

•	amend, alter or repeal the provisions of our Declaration of Trust or Bylaws that materially and adversely affects the series of preferred shares;

•	increase the authorized amount of such series of preferred shares or decrease the authorized amount of such series of preferred shares below the number then issued and outstanding;

•	authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to that series of preferred shares;

•

reclassify any class or series of shares ranking senior to that series of preferred shares or any security or obligation convertible into any class of shares ranking senior to that series of preferred shares; and

•

create, authorize or increase the authorized or issued amount of any security or obligation convertible into or evidencing the right to purchase any shares ranking senior to that series of preferred shares.

The authorization, creation, increase or decrease of the authorized amount of any class or series of shares ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights, or the issuance of such shares, will not be deemed to materially and adversely affect that series.

The foregoing voting provisions will not apply if, at or prior to the time of such amendment, provisions are made for the redemption of all of the outstanding shares of the series of preferred shares with the right to vote.

As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share or multiple shares of a series of preferred shares entitled to vote, each depositary share will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of securities. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining the conversion price), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series C Preferred Shares

Rank

The Series C Preferred Shares rank senior to our common shares and on a parity with our Series E Preferred Shares, Series G Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up.

Distributions

Our Series C Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 5.75% per annum of the $25 per share liquidation preference of the Series C Preferred Shares, or a fixed rate of $1.4375 per share each year. Distributions not declared or paid in any quarter continue to accumulate.

Liquidation Preference

On liquidation of the Company, holders of the Series C Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares.

Redemption

The Series C Preferred Shares are not redeemable.

Voting Rights

Holders of Series C Preferred Shares generally have no voting rights, except that if distributions on the Series C Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series C Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series C Preferred Shares and the holders of all other shares on parity with the Series C Preferred Shares and having like voting rights.

Conversion Rights

Holders of Series C Preferred Shares may, at their option, convert the Series C Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. We may, at our option, convert some or all of the Series C Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series C Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the articles supplementary, is less than $59.45 per share, the holders of Series C Preferred Shares may require us to convert some or all of their Series C Preferred Shares at a conversion rate equal to the liquidation preference of the Series C Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series C Preferred Shares that would otherwise be required to be converted.

Series E Preferred Shares

Rank

The Series E Preferred Shares rank senior to our common shares and on a parity with our Series C Preferred Shares, Series G Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up.

Distributions

Our Series E Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 9.00% per annum of the $25 per share liquidation preference of the Series E Preferred Shares, or a fixed rate of $2.25 per share each year. Distributions not declared or paid in any quarter continue to accumulate.

Liquidation Preference

On liquidation of the Company, holders of the Series E Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares.

Redemption

The Series E Preferred Shares are not redeemable.

Voting Rights

Holders of Series E Preferred Shares generally have no voting rights, except that if distributions on the Series E Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series E Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series E Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series E Preferred Shares and the holders of all other shares on parity with the Series E Preferred Shares and having like voting rights.

Conversion Rights

Holders of Series E Preferred Shares may, at their option, convert the Series E Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. We may, at our option, convert some or all of the Series E Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series E Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the articles supplementary, is less than $48.18 per share, the holders of Series E Preferred Shares may require us to convert some or all of their Series E Preferred Shares at a conversion rate equal to the liquidation preference of the Series E Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series E Preferred Shares that would otherwise be required to be converted.

Series G Preferred Shares

Rank

The Series G Preferred Shares rank senior to our common shares and on parity with our Series C Preferred Shares and Series E Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up.

Distributions

Our Series G Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 5.75% per annum of the $25 per share liquidation preference of the Series G Preferred Shares, or a fixed rate of $1.4375 per share each year. Distributions not declared or paid in any quarter continue to accumulate.

Liquidation Preference

On liquidation of the Company, holders of the Series G Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares.

Redemption

The Series G Preferred Shares are not redeemable prior to November 30, 2022, except in limited circumstances relating to the preservation of our status as a REIT. On or after that date, we may at our own option redeem the Series G Preferred Shares in whole or in part by paying the $25 per share liquidation preference plus all accumulated, accrued and unpaid distributions.

Voting Rights

Holders of Series G Preferred Shares generally have no voting rights, except that if distributions on the Series G Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series G Preferred Shares (together with other shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series G Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series G Preferred Shares and the holders of all other shares on a parity with the Series G Preferred Shares and having like voting rights.

Conversion Rights

The Series G Preferred Shares are not convertible into any other of our securities, except under certain circumstances in connection with a change of control.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because the following is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred shares of a specified series (including distributions, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Distributions

A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares or by any other equitable method determined by us that preserves our REIT status.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All distributions will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of Depositary Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Depositary Shares

The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

U.S. Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

•

the tax basis of each preferred share to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

•

if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related preferred shares have been redeemed;

•

there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because the following is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read in the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common shares, preferred shares, depositary shares, warrants, debt securities or units. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because the following is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture.” We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

To the extent any of the debt securities will be guaranteed (the “Subsidiary Guarantees”) by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors will enter into the applicable indenture or supplemental indenture with us and the applicable trustee.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Subsidiary Guarantees

Debt securities may be unconditionally and irrevocably guaranteed by the Subsidiary Guarantors that are listed as guarantors in the applicable prospectus supplement or other offering materials. Any Subsidiary Guarantee would cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any Subsidiary Guarantee in the applicable prospectus supplement or other offering materials.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets.” The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•

add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•

make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	establish the form or terms of debt securities of any series and to make any change that does not materially adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest and any additional amounts with respect to the debt securities of the defeased series.

In the event the we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity;

unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

Except for the above restrictions, the indenture does not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service its debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	restrictions on conversion, including to maintain REIT status;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the units that we may offer under this prospectus. Because the following is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of unit agreement with respect to the units of any particular series which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of units. While the terms we have summarized below will apply generally to any units we may offer, you should read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any units that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final units and unit agreement.

We may issue units comprised of two or more common shares, preferred shares, depositary shares, warrants, debt securities and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement or other offering materials for a series of units will provide information relating to the terms of the series of units being offered, which may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Shares of Beneficial Interest,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish, subject to any applicable limitations on the issuance of the securities included in the unit. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement or other offering materials.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement or other offering materials.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the articles supplementary, depositary agreement, warrant agreement, indenture or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to common shares, preferred shares, depositary shares, warrants and debt securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Information with respect to book-entry procedures, if any, will be described in the applicable prospectus supplement or other offering materials.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities.”

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND EPR’S

DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our Declaration of Trust and Bylaws and several provisions of Maryland law. Because the following is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law. See “Where You Can Find More Information” for information about how to obtain copies of our Declaration of Trust and Bylaws.

Trustees

Our Declaration of Trust and Bylaws provide that only our Board of Trustees will establish the number of Trustees, provided however that the term of office of a Trustee will not be affected by any decrease in the number of Trustees. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining trustees do not constitute a quorum, or by the sole Trustee. Any Trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders and until a successor is elected and qualified.

Our Declaration of Trust provides that, subject to any right of holders of one or more classes of preferred shares to elect or remove one or more Trustees, a Trustee may be removed for cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent Trustees unless cause, as defined in the Declaration of Trust, exists, and they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

Our Bylaws provide that nominations of persons for election to our Board of Trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our Board of Trustees or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice provisions set forth in our Bylaws.

Under our Bylaws, a shareholder’s notice of nominations for Trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the close of business on the 90th day prior to such annual meeting and not later than the later of: (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which we first make a public announcement of the date of such meeting. The public announcement of a postponement or of an adjournment of such annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of Trustees to be elected to our Board of Trustees is increased and we make no public announcement of such action at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our Bylaws require a shareholder who is nominating a person for election to our Board of Trustees at a special meeting at which Trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Meetings of Shareholders

Under our Bylaws, our annual meeting of shareholders will take place during the second quarter of each year following delivery of the annual report. Our Chairman, President or one-third of our Trustees may call a special meeting of the shareholders. Our secretary also may call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from the respective trustee’s or officer’s service to us.

We have obtained trustees’ and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his or her status as a shareholder. Despite this, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our Trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Actions by Shareholders by Written Consent

Our Bylaws provide procedures governing actions by shareholders by written consent. The Bylaws specify that any written consents must be signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, our Declaration of Trust or our Bylaws, and such consent must be filed with minutes of the proceedings of the shareholders.

Restrictions on Ownership and Transfer of Shares

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common shares or preferred shares (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as “Excess Shares.” The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and distributions on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries.

Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

Our Ownership Limit may also act to deter an unfriendly takeover of the Company.

In addition, our Declaration of Trust allows the Company to redeem any or all of the Securities owned or controlled by any person that is determined to be unsuitable to own or control such Securities due to failure to comply with all applicable laws, statutes and ordinances pursuant to which any gaming authority possesses regulatory, permit and licensing authority over the conduct of gaming activities. Our Declaration of Trust defines the term “Securities” to mean the Company’s common shares and preferred shares and/or the capital stock, member’s interests or membership interests, partnership interests or other equity securities of entities affiliated with the Company. The foregoing provision may also act to deter an unfriendly takeover of the Company.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL, the following persons are deemed to be interested shareholders:

•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

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an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL, known as the “Maryland Unsolicited Takeovers Act,” permits a Maryland corporation (or real estate investment trust) with a class of equity securities registered under the Exchange Act and at least three independent directors (or trustees) to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors (or board of trustees) and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the entity’s board of directors (or board of trustees) will be divided into three classes;

•	the affirmative vote of two-thirds of all of the votes entitled to be cast by shareholders generally in the election of directors (or trustees) is required to remove a director (or trustee);

•	the number of directors (or trustees) may be fixed only by vote of the directors (or trustees);

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a vacancy on the board of directors (or board of trustees) may be filled only by the remaining directors (or trustees) and that directors (or trustees) elected to fill a vacancy will serve for the remainder of the full term of the class of directors (or trustees) in which the vacancy occurred; and

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the request of shareholders entitled to cast at least a majority of all of the votes entitled to be cast at the meeting is required for shareholders to require the calling of a special meeting of shareholders.

The Maryland Unsolicited Takeovers Act does not limit the power of a corporation (or real estate investment trust) to confer on the holders of any class or series of preferred stock the right to elect one or more directors (or trustees). The Maryland Unsolicited Takeovers Act also permits the charter or a board resolution to prohibit the corporation (or real estate investment trust) from electing to be subject to any or all of the provisions of Subtitle 8, which we have not done. We currently have more than three independent Trustees and have a class of equity securities registered under the Exchange Act, and therefore our Board of Trustees may elect to provide for any of the foregoing provisions without shareholder approval. As of the date hereof, our Board of Trustees has not made any such election. However, through provisions of our Declaration of Trust and Bylaws unrelated to the Maryland Unsolicited Takeovers Act, we already provide for certain of the foregoing provisions of the Maryland Unsolicited Takeovers Act.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

The following provisions in our Declaration of Trust and Bylaws and in Maryland law could delay or prevent a change in control of EPR:

•	the limitation on ownership and acquisition of more than 9.8% of our shares and the limitation on the ability of certain persons to own or control shares;

•	the requirement of cause and a two-thirds majority vote of shareholders for removal of our Trustees;

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the fact that the number of our Trustees may be fixed only by vote of our Board of Trustees and that a vacancy on our Board of Trustees may be filled only by the affirmative vote of a majority of our remaining Trustees;

•	the advance notice requirements for shareholder nominations for Trustees and other proposals;

•	the business combination provisions of the MGCL;

•	the control share acquisition provisions of the MGCL; and

•	the power of our Board of Trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States (“U.S.”) federal income tax considerations regarding EPR and the acquisition, ownership and disposition of our securities. For purposes of this section entitled “U.S. Federal Income Tax Considerations,” references to “we,” “us,” and “our” mean only EPR Properties and not its subsidiaries or other lower tier entities, except as otherwise indicated. If we offer depositary shares, warrants, debt securities or units, information about any additional income tax consequences to holders of those securities will be included in the prospectus supplement or other applicable offering materials under which those securities are offered.

This summary is based on current law, is for general information only and is not tax advice. The tax treatment to holders of our securities will vary depending on a holder’s particular situation. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder of securities in light of the holder’s personal investments or tax circumstances. Moreover, this summary does not address tax considerations applicable to certain types of holders subject to special treatment under the U.S. federal income tax laws including, without limitation:

•	a bank, insurance company, regulated investment company or other financial institution;

•	broker-dealers or traders;

•	partnerships and trusts, and partners and beneficiaries, respectively, thereof;

•	an S corporation;

•	a person who acquires our securities in connection with employment or other performances of services;

•	a person who holds our securities as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction, conversion transaction or other integrated investment;

•	a person subject to the alternative minimum tax; or

•	except as specifically described in the following summary, a tax exempt entity or a foreign person.

In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our securities.

The information in this section is based on the U.S. Internal Revenue Code (the “Code”), current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions, all as of the date of this prospectus. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that received the ruling. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may change or adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

This summary is based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by the non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that holders hold our securities as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our securities depends in some circumstances on determinations of fact and interpretation of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our securities, and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of such acquisition, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of the Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. Our REIT election, assuming continuing compliance with the then applicable qualification tests, continues in effect for subsequent taxable years. Although no absolute assurance can be given, we believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT under the Code. However, we cannot assure you that we have in fact met or will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

Our counsel, Stinson LLP, has rendered an opinion to us that, commencing with our taxable year ended December 31, 1997, and through our taxable year ended December 31, 2021, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for the current and future taxable years. This opinion is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC. Any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to our counsel may affect the conclusions upon which its opinion is based.

The opinions of Stinson LLP are based on existing law as contained in the Code and Treasury Regulations promulgated thereunder, in effect on the date of this prospectus, and the interpretations of such provisions and Treasury Regulations by the IRS and court decisions, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Our counsel will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinions expressed are not binding upon the IRS or any court. Accordingly, there can be no assurance that contrary positions may not successfully be asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability, through actual annual operating results and methods of operation, to satisfy various qualification tests imposed under the Code, such as distributions to shareholders, asset composition levels, and diversity of stock ownership, the actual results of which have not been and will not be reviewed by our counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs, and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by our counsel.

Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements for qualification and taxation as a REIT.

For so long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our taxable income that is distributed currently to our shareholders because we will be entitled to a deduction for dividends that we pay. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholders’ level when distributed) that generally results from investment in an ordinary Subchapter C corporation.

Any distributions to our shareholders will be included in their income as dividends to the extent of our current or accumulated earnings and profits. U.S. shareholders generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and dividends attributable to distributions we receive of “qualified dividend income”) at rates applicable to ordinary income (currently at a maximum tax rate of 37% for non-corporate shareholders), instead of at lower capital gain rates. However, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate for non-corporate U.S. shareholders. Generally, our dividends are not treated as qualified dividend income subject to a favorable 15% or 20% rate. No portion of any of our dividends is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as return of capital to the extent of, and in reduction of, a shareholder’s tax basis in our shares. Our current or accumulated earnings and profits are generally allocated first to distributions made on our preferred shares, if any, and thereafter to distributions made on our common shares. For all of these purposes, our distributions include cash distributions and any in kind distributions of property that we might make.

If we qualify as a REIT, we will, however, be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” (for taxable years before 2018) on our items of tax preference under certain circumstances, including any deductions of net operating losses.

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If we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate, currently 21%, on this income.

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We will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) included in our inventory or held primarily for sale to customers in the ordinary course of business).

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder (as defined below) would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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If we fail to satisfy the 75% or 95% gross income tests (as discussed below), but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to distribute for any calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods less excess distributions from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income is paid at the corporate level.

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If we acquire any asset from a corporation which is or has been a Subchapter C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the Subchapter C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period set forth in Section 1374 of the Code beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted tax basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

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We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary,” or “TRS,” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf. Any taxable REIT subsidiary is separately taxed on its net income as a C corporation.

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If we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 for each taxable year in which we fail to satisfy any of the asset tests or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test (for the period from the start of such failure until the failure is resolved or the assets that caused the failure are disposed of).

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”

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A 100% tax may be imposed with respect to certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS establishes that such items were not based on market rates.

•	Certain of our subsidiaries that are subchapter C corporations, including any “taxable REIT subsidiaries,” will be subject to federal corporate income tax on their earnings.

If we fail to qualify or elect not to qualify as a REIT, we will be subject to U.S. federal income tax in the same manner as a C corporation. Distributions to our shareholders if we do not qualify as a REIT will not be deductible by us nor will distributions be required under the Code. In that event, distributions to our shareholders will generally be taxable as ordinary dividends potentially eligible for the 15% or 20% income tax rate (depending on the shareholder’s marginal U.S. federal income tax bracket) discussed below in “Taxation of Taxable U.S. Shareholders” and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate shareholders. Also, we will generally be ineligible to re-qualify as a REIT for the four taxable years following disqualification. If we do not qualify as a REIT for even one year, this could result in reduction or elimination of distributions to our shareholders, or in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level taxes. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made an election for a previous taxable year which has not been terminated or revoked; and

(8)	that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds.

A REIT also must report its income for U.S. federal income tax purposes based on a calendar year accounting period. We have adopted December 31 as our year end, and thereby satisfy this requirement.

To monitor continuing compliance with the share ownership requirements described in (5) and (6) above, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

We believe that we have satisfied each of the above conditions. In addition, our Declaration of Trust provides for restrictions regarding ownership and transfer of shares to prevent further concentration of share ownership (as summarized in “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws”). These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships and Limited Liability Companies.

We own and operate one or more properties through partnerships and limited liability companies. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in our hands for purposes of Section 856 of the Code, including for purposes of satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).

Under the Code, a partnership generally is not subject to U.S. federal income tax; instead, each partner is allocated its distributive share of the partnership’s items of income, gain, loss, deduction and credit and is required to take such items into account in determining the partner’s income. New rules applicable to United States federal income tax audits of partnerships generally went into effect for taxable years beginning after December 31, 2017. Under these new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that a partnership in which we directly or indirectly invest may be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of the partnership, could be required to bear the economic burden of those taxes, interest and penalties, even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these rules depend also on the particular provisions of each partnership or limited liability company agreement and the elections made by the partnership representative on behalf of the partnership.

Ownership of Interests in Qualified REIT and Other Disregarded Subsidiaries.

We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. For this reason, in applying the U.S. federal income tax requirements described in this summary, references to our income and assets include the income and assets of any QRS or other disregarded subsidiary. A QRS is not subject to U.S. federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the asset tests that limit ownership of securities described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries and other Taxable Corporate Subsidiaries.

A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. We own several corporate subsidiaries that have elected TRS status and may acquire interests in additional TRSs in the future.

A TRS is subject to U.S. federal income tax at regular corporate rates (currently a rate of 21%), and also may be subject to state and local taxation.

We are not treated as holding the assets of a TRS or other taxable corporate subsidiary or as receiving any income that such subsidiary earns. Rather, the stock of a TRS or taxable corporate subsidiary is an asset in our hands, and we treat the dividends paid to us from such TRS or taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable corporate subsidiary in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

As discussed below under “—Penalty Tax,” the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s operations that are not conducted on an arm’s-length basis. Any dividends paid or deemed paid by any one of our TRSs will be taxable to our shareholders to the extent the dividends received from the TRS are paid to our shareholders. We may own more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% (25% for taxable years beginning on or after January 1, 2009 and ending on or before December 31, 2017) of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets; however, we cannot assure you that this will always be true. Our ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and the TRS’s operations will be subject to the provisions described below.

A TRS must not directly or indirectly operate or manage a lodging or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Although a TRS may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and is operated on behalf of the TRS by an “eligible independent contractor.” A “qualified lodging facility” is, generally, a hotel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel. “Customary amenities” must be customary for other hotels of a comparable size and class owned by other owners unrelated to the REIT. An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the TRS or any REITs with which the TRS is affiliated. A hotel management company that otherwise would qualify as an “eligible independent contractor” with regard to a TRS of a REIT will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of the REIT, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of the REIT (determined with respect to a REIT whose shares are regularly traded on an established securities market by taking into account only the shares held by persons owning, directly or indirectly, more than

5% of the outstanding shares of the REIT and, if the stock of the eligible independent contractor is publicly traded, determined by taking into account only shares held by persons owning, directly or indirectly, more than 5% of the publicly traded stock of the eligible independent contractor). We take all steps reasonably practicable to ensure, that neither our TRSs nor any of their subsidiaries (nor any TRSs that we may own in the future) will engage in “operating” or “managing” our hotels and that the hotel management companies engaged to operate and manage hotels leased to or owned by our TRSs will qualify as “eligible independent contractors” with regard to the TRSs. We believe that our hotel managers have qualified, and will continue to qualify, as eligible independent contractors. In that regard, constructive ownership under Section 318 of the Code resulting, for example, from relationships between our hotel managers and our shareholders could impact the hotel management company’s ability to satisfy the applicable ownership limit. Because of the broad scope of the attribution rules of Section 318 of the Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify a hotel management company as an eligible independent contractor, which would in turn disqualify us as a REIT.

Certain restrictions are imposed on TRSs. First, a trade or business (including, but not limited to, a trade or business of a TRS) may not deduct interest payments made in any year to the extent that such payments exceed, generally, 30% of the trade or businesses’ adjusted taxable income for that year (although the trade or business may carry forward to, and deduct in, a succeeding year interest expense disallowed under the 30% test provided certain conditions are met). See also, “—Interest Deduction Limitation.”

Further, the TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy seven tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets, including assets held by our QRSs and our allocable share of the assets held by the partnerships and other entities treated as partnerships under the Code in which we own an interest, must be represented by “real estate assets,” cash, cash items and governmental securities, as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by EPR for the one-year period beginning on the date of receipt of such new capital. “Real estate assets” are defined to include (1) interests in real property, (2) interests in mortgages on real property, such as land and buildings, (3) leasehold interests in real property, and (4) personal property that is leased in connection with a lease of real property for which the rent attributable to the personal property is not greater than 15% of the total rent received under the lease, (5) shares (or transferable certificates of beneficial interest) in other REITs and (6) debt instruments issued by publicly offered REITs.

Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset test, and except for certain investments in other REITs, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets.

Fourth, of the investments included in the 25% asset test, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities.

Fifth, of the investments included in the 25% asset test, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than certain securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities for purposes of this 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of this 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Sixth, not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments (e.g., debt instruments that are not secured by mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”).

Seventh, no more than 20% (25% for taxable years beginning on or after January 1, 2009 and ending on or before December 31, 2017) of the value of our assets may be comprised of securities of one or more TRSs.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if (i) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations. For a failure that exceeds the de minimis thresholds described above that is due to reasonable cause and not willful neglect, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) filing a schedule describing each asset that caused the failure in accordance with applicable Treasury Regulations.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter end, there can be no assurance we always will be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Gross Income Tests

We must satisfy two gross income requirements for each taxable year to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income must be “qualifying income.” Qualifying income generally includes (i) “rents from real property” (except as modified below), (ii) interest on obligations collateralized by mortgages on, or interests in, real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”), (iii) dividends or other distributions on shares in other REIT’s, as well as gain from the sale of those shares, (iv) abatements and refunds of real property taxes, (v) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”), (vi) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property, (vii) “qualified temporary investment income,” and (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (which, for this purpose, includes personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all such property). If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Rents we receive pursuant to leases will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

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The leases must be respected as true leases for U.S. federal income tax purposes. Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether a lease is a true lease for U.S. federal income tax purposes depends upon an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: the intent of the parties, the form of the agreement, the degree of control over the property that is retained by the property owner, and the extent to which the property owner retains the risk of loss with respect to the property.

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The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

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We, or an actual or constructive owner of 10% or more of our capital shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from any such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of outstanding stock of such TRS. In addition, rents we receive from a tenant that also is our TRS will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the

TRS if the property to which the rents relate is a qualified lodging facility or a qualified healthcare property, and such property is operated on behalf of the TRS by a person who is an independent contractor and certain other requirements are met. Our TRSs will be subject to U.S. federal income tax on their income from the operation of these properties.

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Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” The amount of rent attributable to personal property is the amount which bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. We currently have several leases that generate non-qualifying rent from personal property but such amounts are not material in relation to our gross income.

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The REIT generally must not operate or manage the property for which the rents are received or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We structure our leases, and we currently intend to structure all future leases, so that they qualify as true leases for U.S. federal income tax purposes. We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as described above), and generally we do not intend to rent any personal property (other than in connection with a lease of real property where either less than 15% of the total rent is attributable to personal property or an amount immaterial to our operations is attributable to personal property). Currently, we do have several leases in which the rent attributable to personal property may exceed the 15% limitation based on the original respective fair market values of the real property and personal property at the time the lease was executed.

We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have made investments in properties located in foreign countries. These investments could cause us to incur foreign currency gains or losses. “Real estate foreign exchange gain” is excluded from the calculation of the 75% and 95% gross income tests and other “passive foreign exchange gain” is excluded from the calculation of the 95% gross income test. “Real estate foreign exchange gain” means (i) foreign currency gain attributable (without duplication) to (A) an item of income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) foreign currency gain attributable to a “qualified business unit” or “QBU” of the REIT under Code Section 987, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under “—Asset Tests Applicable to REITs.” “Passive foreign exchange gain” is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations, or foreign currency gain attributable to becoming or being the obligor under obligations.

Dividends we receive from our TRSs will qualify under the 95%, but not the 75%, gross income test.

The Department of Treasury has the authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our U.S. federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test, as applicable, multiplied by a fraction intended to reflect our profitability.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain we realize on the sale of any property, other than foreclosure property, held as inventory or otherwise primarily for sale to customers in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property for the purpose of the

100% penalty tax if: (i) we have held the property for at least two years and for the production of rental income (unless such property was acquired through foreclosure or deed in lieu of foreclosure or lease termination); (ii) capitalized expenditures on the property in the two years preceding the year of sale are less than 30% of the net selling price of the property; and (iii) we either (a) have seven or fewer sales of property (excluding sales of foreclosure property or in connection with an involuntary conversion) for the year of sale, (b) the aggregate tax basis of property sold (excluding sales of foreclosure property or in connection with an involuntary conversion) during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the fair market value of property sold (excluding sales of foreclosure property or in connection with an involuntary conversion) during the year of sale is less than 10% of the fair market value of all of our assets as of the beginning of the taxable year, (d) effective for taxable years beginning after December 31, 2015, the aggregate adjusted tax basis of property sold during the year is 20% or less of the aggregate adjusted tax basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted tax basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each the three taxable years ending with the year of sale; or (e) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d) or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income, or, effective for taxable years beginning after December 31, 2015, a TRS. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this safe harbor.

We intend to engage in the business of acquiring, developing and owning our properties for investment with a view to long-term appreciation. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to engage in prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest generally represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that all fees paid to our TRSs for tenant services are at arm’s-length rates, although the fees may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully makes such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to:

(A)	the sum of

(i)	90% of our “REIT taxable income” (computed before deductions for dividends paid and excluding net capital gain) and

(ii)	90% of our net income (after tax), if any, from foreclosure property; minus

(B)

the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a Subchapter C corporation in a transaction in which our tax basis in the asset is determined by reference to the tax basis of the asset in the hands of that Subchapter C corporation, within the five-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax built in gain, if any, we recognized on the disposition of the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or, at our election, in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve months following the close of such year (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”).

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, we would be subject to a nondeductible 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a capital gains designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Further, it is possible that from time to time we may be allocated a share of net capital gain attributable to any depreciated property we sell that exceeds our allocable share of cash attributable to that sale. If these circumstances occur, we may need to arrange for borrowings, or may need to pay dividends in the form of taxable stock dividends, in order to meet the distribution requirements. Furthermore, under Section 451 of the Code, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income.

Under certain circumstances, we may be able to rectify an inadvertent failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

Interest Deduction Limitation

Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, this interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate-level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Failure to Qualify

Certain cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the gross income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax for taxable years before January 1, 2018) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

In addition, if we fail to qualify as a REIT, all distributions to shareholders would be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be eligible for preferential rates, if any, on any qualified dividend income. However, if we fail to qualify as a REIT, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. shareholders that are individuals, trusts and estates would no longer be entitled to the 20% deduction for ordinary dividends distributed by us, subject to certain limitations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification.

Taxation of Taxable U.S. Shareholders

The following summary describes certain U.S. federal income tax consequences to U.S. shareholders with respect to an investment in our shares. This discussion does not address the tax consequences to persons who receive special treatment under the U.S. federal income tax law. Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. If you are a “U.S. shareholder,” as defined below, this section or the section entitled “Taxation of Tax-Exempt Shareholders” applies to you. Otherwise, if you are a “Non-U.S. shareholder” (as defined below), the section entitled “Taxation of Non-U.S. Shareholders,” applies to you.

As used herein, the term “U.S. shareholder” means a beneficial owner of our shares who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding our shares, and any partner thereof, should consult its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares by the partnership.

Distributions Generally

As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits (and not designated as capital gain dividends), generally will constitute dividends taxable to our U.S. shareholders as ordinary income when actually or constructively received. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years prior to 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. To the extent that we make distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S.

shareholder. This treatment will reduce the adjusted tax basis which each U.S. shareholder has in his or her shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. shareholders’ adjusted tax basis in his or her shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. We will notify shareholders after the close of the taxable year as to the portion of its distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not “qualified dividend income” eligible for the reduced 15% or 20% rates (depending on the shareholder’s marginal U.S. federal income tax rate) available to most non-corporate taxpayers, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% or 20% rate does apply to our distributions:

•	designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

•	to the extent attributable to dividends received by us from non-REIT corporations or other TRSs; and

•	to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

It is not likely that a significant amount of our dividends paid to individual U.S. shareholders will constitute “qualified dividend income” eligible for the current reduced tax rates of 15% or 20%.

Distributions will generally be taxable, if at all, in the year of distribution. However, dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. U.S. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our common shares and partially paid in cash that comply with recent IRS guidance, will be taxable to recipient U.S. shareholders to the same extent as if paid in cash. See “Taxation of the Company—Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 0%, 15%, 20% or 25% rate, depending on the nature of the asset giving rise to the gain and the shareholder’s marginal federal income tax rate. Corporate U.S. shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. shareholder generally would:

•

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will be treated as portfolio income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amounts. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Dispositions of Shares

Generally, if you are a U.S. shareholder and you sell or dispose of your shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property you receive with respect to such sale or other disposition and (ii) your adjusted tax basis in the shares for tax purposes. This gain or loss will be capital in nature if you have held the shares as a capital asset and will be long-term capital gain or loss if you have held the shares for more than one year, and will be taxed at ordinary income tax rates (up to 37%) if the shares are held for one year or less. However, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us or which were retained by us and which were required to be treated as long-term capital gains.

The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% or 20% (depending on the shareholder’s marginal U.S. federal income tax bracket) for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 0%.

If an investor recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemption of Shares

If we redeem any of our shares held by you, the tax treatment of the redemption must be determined based on facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” within the meaning of Section 302(b) of the Code with respect to you.

In applying these tests, you must take into account your ownership of all classes of our equity securities. You also must take into account any equity securities that are considered to be constructively owned by you under the Code.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is likely that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate of 15% or 20%, depending on the shareholder’s marginal U.S. federal income tax bracket. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 0%. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to your situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. The amount of the dividend will be the amount of cash and the fair market value of any property received. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shares in us that you own. If you own no other shares in us, under certain circumstances, such tax basis may be transferred to a related person, or it may be lost entirely.

Medicare Tax on Net Investment Income

A U.S. Shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts exempt from such tax, will generally be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. person’s “net investment income” for a taxable year or (ii) the excess of the U.S. person’s modified adjusted gross income for such taxable year over $200,000 for a single individual ($250,000 in the case of joint filers and $125,000 for married filing separate). For these purposes, “net investment income” generally includes, among other things, dividends and net gain from the disposition of stock unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities), but will be reduced by any deductions properly allocable to such income or net gain. The temporary 20% deduction with respect to ordinary REIT dividends received is allowed only for purposes of Chapter 1 of the Code and thus appears not to be allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. A U.S. person that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our shares.

Information Reporting and Backup Withholding

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid at the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 24%) unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholders’ income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt Shareholders

The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income (“UBTI”). Based on that ruling, dividend income from us should not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Generally, “debt financed property” is property the acquisition of which was financed through a borrowing by the tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” may be treated as UBTI to certain types of trusts that hold more than 10% (by value) of the interests in the REIT. A pension held REIT is any REIT if more than 25% (by value) of its shares are owned by at least one pension trust, or one or more pension trusts, each of which owns more than 10% (by value) of such shares, and in the aggregate such pension trusts own more than 50% (by value) of its shares. We do not expect to be classified as a “pension held REIT,” but because our shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Shareholders

The following summary describes certain U.S. federal income tax consequences to “Non-U.S. shareholders” with respect to an investment in our shares. As used herein, the term “Non-U.S. shareholder” means a beneficial owner of our shares who, for U.S. federal income tax purposes is not a U.S. shareholder (as defined above) or an entity that is treated as a partnership for U.S. federal income tax purposes. The rules governing U.S. federal income taxation of the ownership and disposition of shares by persons that are not U.S. shareholders are complex. No attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. shareholder in light of its particular circumstances and does not address any state, local or foreign tax consequences.

Non-U.S. shareholders should consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign tax consequences to them of an investment in our shares, including tax return filing requirements.

Distributions

Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business (or, if an income tax treaty applies, are attributable to a U.S.

permanent establishment of the Non-U.S. shareholder). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. In general, Non-U.S. shareholders will not be considered engaged in a U.S. trade or business (or in the case of an income tax treaty, as having a U.S. permanent establishment) solely by reason of their ownership of shares.

Dividends that are treated as effectively connected with such a trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. shareholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. shareholder unless:

•	a lower treaty rate applies and you file with us an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for such reduced treaty rate of withholding; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your trade or business.

Return of Capital Distributions

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in our shares, but rather will reduce the adjusted tax basis of such shares. Distributions in excess of your adjusted tax basis in our shares will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld generally should be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a Non-U.S. shareholder (or, if an income tax treaty applies, it is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•

you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

For each year during which we qualify as a REIT, distributions that are attributable to net capital gain from the sale or exchange of U.S. real property interests, such as properties beneficially owned by us, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, such distributions paid to a Non-U.S. shareholder who owns more than 10% of the value of our shares at any time during the one-year period ending on the date of distribution will be subject to

U.S. federal income tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Generally, you will be taxed at the same capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We will be required to withhold and to remit 35% (or such lesser percentage provided in Treasury Regulations) of any distribution to you that could be treated as a capital gain dividend. The amount withheld is creditable against your U.S. federal income tax liability. However, any distribution with respect to any class of shares which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 10% of such class of shares at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions. In addition, distributions to “qualified foreign pension funds” (as defined in the Code) or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from this withholding tax.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. shareholder upon the sale or exchange of our shares generally will not be subject to U.S. taxation unless such shares constitute a U.S. real property interest. Our shares will not constitute a U.S. real property interest so long as (i) we are a domestically-controlled qualified investment entity, which includes a REIT, if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. shareholders or (ii) such class of our shares is regularly traded, as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and you owned, actually and constructively, 10% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is treated as effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 5% exception applicable to regularly traded stock described above), you may be treated as having gain from the sale or exchange of a U.S. real property interest if you (1) dispose of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquire, or enter into a contract or option to acquire, or are deemed to acquire, substantially identical shares during the 61-day period beginning 30 days before the ex-dividend date.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our shares are not then traded on an established securities market, the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our shares exceed the Non-U.S.

shareholder’s tax liability resulting from such disposition, such excess may be refunded or credited against such Non-U.S. shareholder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our shares may not satisfy a Non-U.S. shareholder’s entire tax liability under FIRPTA, and such Non-U.S. shareholder remains liable for the timely payment of any remaining tax liability.

As discussed in more detail under “Taxation of Taxable U.S. Shareholders-Medicare Tax on Net Investment Income,” a 3.8% Medicare tax will apply, in addition to regular income tax, to certain net investment income. The 3.8% Medicare tax generally applies only to U.S. shareholders; however, Treasury Regulations provide that the 3.8% Medicare tax may be applicable to Non-U.S. shareholders that are estates or trusts and have one or more U.S. beneficiaries. Non-U.S. shareholders should consult their own tax advisors about the possible application of the 3.8% Medicare tax.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds from the disposition of shares made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your Non-U.S. shareholder status on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Taxation of Holders of Our Debt Securities

The following summary describes certain of the principal U.S. federal income tax consequences of ownership and disposition of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID.” OID with respect to a debt security is the excess, if any, of the debt security’s “stated redemption price at maturity” over its “issue price.” The “stated redemption price at maturity” is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of “qualified stated interest.” Interest on a debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The “issue price” of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement or other applicable offering materials under which those securities are offered.

Taxation of Taxable U.S. Debt Holders

As used herein, the term “U.S. debt holder” means a beneficial owner of our debt securities who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you are a U.S. debt holder, this section applies to you. Otherwise, if you are a “Non-U.S. debt holder” (as defined below), the section entitled “Taxation of Non-U.S. Shareholders,” applies to you.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our debt securities, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding our debt securities, and any partner thereof, should consult its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities by the partnership.

Stated Interest

U.S. debt holders generally must include interest on the debt securities in their U.S. federal taxable income as ordinary income:

•	when it accrues, if the U.S. debt holder uses the accrual method of accounting for U.S. federal income tax purposes; or

•	when the U.S. debt holder actually or constructively receives it, if the U.S. debt holder uses the cash method of accounting for U.S. federal income tax purposes.

If we redeem or otherwise repurchase any of our debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. debt holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. debt holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. debt holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. debt holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities

Unless a nonrecognition provision applies, U.S. debt holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. debt holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. debt holder’s adjusted tax basis in the debt security. A U.S. debt holder’s initial tax basis in a debt security generally will equal the price the U.S. debt holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income. The maximum U.S. federal income tax rate on long-term capital gain on most capital assets held by an individual is currently 20% for individuals. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Backup withholding at the applicable statutory rate may apply when a U.S. debt holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. debt holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the U.S. debt holder fails to report interest and dividend payments received on the U.S. debt holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the U.S. debt holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. debt holder who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. debt holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. debt holder’s U.S. federal income tax liability as long as the U.S. debt holder provides the required information to the IRS. U.S. debt holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to U.S. debt holders information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some U.S. debt holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not currently subject to information reporting.

Medicare Tax on Net Investment Income

For taxable years beginning after December 31, 2012, U.S. debt holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8% Medicare tax on, among other things, interest on the debt securities and capital gains from the sale or other taxable disposition of debt securities. The 3.8% tax is imposed on the lesser of (i) the U.S. debt holder’s “net investment income” for the taxable year and (ii) the excess of the U.S. debt holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). A U.S. debt holder that is an individual, trust or estate should consult its tax advisor regarding the effect, if any, of this legislation on their acquisition, ownership and disposition of the debt securities.

Taxation of Non-U.S. Debt Holders

The following summary describes certain U.S. federal income tax consequences to “Non-U.S. debt holders” with respect to an investment in our debt securities. As used herein, the term “Non-U.S. debt holder” means a beneficial owner of our debt securities who, for U.S. federal income tax purposes is not a U.S. debt holder (as defined above) or an entity that is treated as a partnership for U.S. federal income tax purposes. Special rules may apply to certain Non-U.S. debt holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Interest paid to a Non-U.S. debt holder will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with the Non-U.S. debt holder’s conduct of a trade or business within the United States, and the Non-U.S. debt holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

provides the appropriate certification as to the Non-U.S. debt holder’s status. A Non-U.S. debt holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the Non-U.S. debt holder’s behalf, the Non-U.S. debt holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a Non-U.S. debt holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. To claim the benefit of a tax treaty, a Non-U.S. debt holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, before the payment of interest and a Non-U.S. debt holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. The payment of interest effectively connected with a U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the Non-U.S. debt holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a U.S. trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax.

Sale, Exchange or Other Taxable Disposition of Debt Securities

Non-U.S. debt holders generally will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•	the Non-U.S. debt holder’s investment in the debt securities is effectively connected with the conduct of a U.S. trade or business; or

•

the Non-U.S. debt holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For Non-U.S. debt holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to U.S. federal income tax at the rates applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a U.S. trade or business. Non-U.S. debt holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by U.S. source capital losses, even though Non-U.S. debt holders are not considered residents of the United States.

As discussed in more detail under “Taxation of Taxable U.S. Debt Holders-Medicare Tax on Net Investment Income,” a 3.8% Medicare tax will apply, in addition to regular income tax, to certain net investment income. The 3.8% Medicare tax generally applies only to U.S. debt holders; however, Treasury Regulations provide that the 3.8% Medicare tax may be applicable to Non-U.S. debt holders that are estates or trusts and have one or more U.S. beneficiaries. Non-U.S. debt holders should consult their own tax advisors about the possible application of the 3.8% Medicare tax.

Backup Withholding Tax and Information Reporting

Backup withholding generally will not apply to payments of interest made to a Non-U.S. debt holder with respect to debt securities, provided that we do not have actual knowledge or reason to know that the Non-U.S. debt holder is a U.S. person and the Non-U.S. debt holder has given us the certification described above under “Taxation of Non-U.S. Debt Holders – Payments of Interest.” However, we generally will be required to report annually to the IRS and to a Non-U.S. debt holder (i) the amount of any interest paid to the Non-U.S. debt holder, regardless of whether any tax was actually withheld and (ii) the amount of any tax withheld with respect to any interest paid to the Non-U.S. debt holder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. debt holder resides.

The gross proceeds from the sale or other disposition by a Non-U.S. debt holder of the debt securities (including a retirement or redemption) may be subject to information reporting and backup withholding tax. If a Non-U.S. debt holder sells or otherwise disposes of the debt securities outside of the United States through a non-U.S. office of a non-U.S. broker and the proceeds are paid to the Non-U.S. debt holder outside of the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of proceeds from the sale or other disposition by a Non-U.S. holder of the debt securities, even if that payment is made outside of the United States, if the Non-U.S. debt holder sells or otherwise disposes of the debt securities through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain connections to the United States unless the broker has documentary evidence in its files that the Non-U.S. debt holder is not a U.S. person and certain other conditions are met, or the Non-U.S. debt holder otherwise establishes an exemption. If a Non-U.S. debt holder receives payments of the proceeds of a sale or other disposition of the debt securities to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless such debt holder provides an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or other applicable form) certifying that the Non-U.S. holder is not a U.S. person or that the Non-U.S. debt holder otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Non-U.S. debt holder is a U.S. person or the conditions of any other exemption are not, in fact, satisfied. A Non-U.S. debt holder generally will be entitled to a credit or refund with respect to any amounts withheld under backup withholding rules against such debt holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. debt holders should consult with their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

FATCA

Sections 1471 through 1474 of the Code and the regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on U.S. source payments of dividends and interest and (subject to the proposed Treasury Regulations, discussed below) gross proceeds from the sale or other disposition of, our equity securities or debt securities paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk of FATCA withholding on payments made by the Company to non-U.S. investors, these agreements are expected to reduce the risk of withholding for investors in (or indirectly holding our securities through financial institutions in) those countries. In addition, the presence in the payment chain of an intermediary that fails to comply with the additional certification, information reporting and other specified requirements under FATCA could result in withholding under FATCA being imposed on payments of dividends, interest and proceeds to U.S. holders who own our securities through foreign accounts or foreign intermediaries. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our securities on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. These proposed Treasury Regulations can be relied on until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the application of FATCA and the final regulations on them.

Possible Legislative or Other Actions Affecting REITs

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Tax Consequences

We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. The state and local tax treatment of us may not conform to the U.S. federal income tax treatment discussed above. Several states in which we may own properties treat REITs as ordinary Subchapter C corporations subject to tax at the corporate level. In addition, your state and local tax treatment may not conform to the U.S. federal income tax treatment discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common shares, preferred shares, depositary shares, warrants, debt securities or units, as applicable, in various private transactions. Such selling security holders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The selling security holders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling security holders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling security holders and the number and classes of our securities beneficially owned by such selling security holders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and the selling security holders may sell common shares, preferred shares, depositary shares, warrants, debt securities and units:

•	to or through underwriters or dealers or an underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

The distribution of common shares, preferred shares, depositary shares, warrants, debt securities and units may be effected from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of common shares, preferred shares, depositary shares, warrants, debt securities or units, the prospectus supplement or other offering materials will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us, selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, may be engaged to sell the unsubscribed securities to third parties. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

To the extent that we permit this prospectus to be used for sales of securities by selling security holders, the selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from sales of securities made by the selling security holders pursuant to this prospectus but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and FINRA rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling security holders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Stinson LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities and EPR’s qualification and taxation as a REIT under the Code. In addition, the description of EPR’s taxation and qualification as a REIT under the caption “U.S. Federal Income Tax Considerations” is based upon the opinion of Stinson LLP. Underwriters, dealers or agents who we identify in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements and schedules of EPR Properties and its subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series C Preferred Shares, Series E Preferred Shares and Series G Preferred Shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, relating to the securities covered by this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC as described in this paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act, (File No. 001-13561) and are incorporated by reference in this prospectus (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

1.

Our Annual Report on Form 10-K for the year ended December 31, 2021 (including information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A filed with the SEC on April 14, 2022).

2.	Our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2022.

3.	Our Current Reports on Form 8-K filed on January 14, 2022, February 18, 2022, May 27, 2022.

4.

The description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on November 4, 1997, as updated by the Description of Securities Registered under Section  12 of the Exchange Act, which is attached as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments and reports filed for the purpose of updating such description.

5.

The description of our Series C Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on December 21, 2006, as updated by the Description of Securities Registered under Section  12 of the Exchange Act, which is attached as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments and reports filed for the purpose of updating such description.

6.

The description of our Series E Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on April 2, 2008, as updated by the Description of Securities Registered under Section  12 of the Exchange Act, which is attached as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments and reports filed for the purpose of updating such description.

7.

The description of our Series G Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on November 30, 2017, as updated by the Description of Securities Registered under Section  12 of the Exchange Act, which is attached as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at the following address or telephone number:

Investor Relations Department

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700/FAX (816) 472-5794

Email: info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

As you read these documents, you may find some differences in information from one document to another. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$		*
Legal Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Printing and Engraving Expenses		*	*
Trustee Fees (including counsel fees)		*	*
Rating Agency Fees		*	*
Miscellaneous Fees and Expenses		*	*
Total	$	*	*

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.
**

Estimated expenses are not currently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we expect to incur in connection with the offerings of securities under this registration statement. The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15.	Indemnification of Trustees and Officers.

The terms “we,” “us,” “our,” “EPR” or the “Company” refer to EPR Properties and not to any of its subsidiaries.

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustees’ and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Item 16.	Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Shares)*

1.3	Form of Underwriting Agreement (for Common Shares)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

1.6	Form of Underwriting Agreement (for Units)*

4.1	Composite of Amended and Restated Declaration of Trust of the Company (inclusive of all amendments through June 1, 2020), which is attached as Exhibit 3.1 to the Company’s Form 10-Q (Commission File No. 001-13561) filed on August 6, 2020, is hereby incorporated by reference as Exhibit 4.1

4.2	Articles Supplementary designating the powers, preferences and rights of the 5.75% Series C Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.2 to the Company’s Form 8-K (Commission File No. 001-13561) filed on December 21, 2006, is hereby incorporated by reference as Exhibit 4.2

4.3	Articles Supplementary designating powers, preferences and rights of the 9.00% Series E Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on April 2, 2008, is hereby incorporated by reference as Exhibit 4.3

4.4	Articles Supplementary designating the powers, preferences and rights of the 5.75% Series G Cumulative Redeemable Preferred Shares, which is attached as Exhibit 3.1 to the Company’s Form 8-K (Commission File No. 001-13561) filed on November 30, 2017, is hereby incorporated by reference as Exhibit 4.4

4.5	Amended and Restated Bylaws of the Company (inclusive of all amendments through May 30, 2019), which is attached as Exhibit 3.2 to the Company’s Form 8-K (Commission File No. 001-13561) filed on May 30, 2019, is hereby incorporated by reference as Exhibit 4.5

4.6	Form of Senior Debt Security*

4.7	Form of Subordinated Debt Security*

4.8	Form of Articles Supplementary for Preferred Shares*

4.9	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.10	Form of Preferred Shares Certificate*

4.11	Form of Common Shares Certificate, which is attached as Exhibit 4.10 to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-189023) filed June 3, 2013, is hereby incorporated by reference as Exhibit 4.11

4.12	Form of Warrant Agreement, including form of Warrant*

4.13	Form of Unit Agreement, including form of Unit*

4.14	Form of Senior Indenture, which is attached as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.14

4.15	Form of Subordinated Indenture, which is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.15

Exhibit No.	Description

4.16	Form of Senior Unsecured Notes Indenture, which is attached as Exhibit 4.11 to the Company’s Post-Effective Amendment to Registration Statement on Form S-3 (Registration No. 333-165523) filed August 1, 2012, is hereby incorporated by reference as Exhibit 4.16

4.17	Form of Senior Unsecured Note, which is attached as Exhibit A to Exhibit 4.16 is hereby incorporated by reference as Exhibit 4.17

5.1	Opinion of Stinson LLP regarding legality

8.1	Opinion of Stinson LLP regarding tax matters

23.1	Consent of KPMG LLP

23.2	Consent of Stinson LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney of certain officers and trustees (included on signature pages)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture**

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture

107	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the registrant or the other parties to the agreements.

Agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrant may be found elsewhere in this registration statement and EPR’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 3rd day of June, 2022.

EPR Properties, a Maryland real estate investment trust

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory K. Silvers, Mark A. Peterson and Craig L. Evans, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Chairman of the Board of Trustees, President, Chief Executive Officer (Principal Executive Officer) and Trustee	June 3, 2022

By:	/s/ Mark A. Peterson Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 3, 2022

By:	/s/ Tonya L. Mater Tonya L. Mater	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 3, 2022

By:	/s/ Thomas M. Bloch Thomas M. Bloch	Trustee	June 3, 2022

By:	/s/ Peter C. Brown Peter C. Brown	Trustee	June 3, 2022

By:	/s/ James B. Connor James B. Connor	Trustee	June 3, 2022

By:	/s/ Jack A. Newman, Jr. Jack A. Newman, Jr.	Trustee	June 3, 2022

By:	/s/ Virginia E. Shanks Virginia E. Shanks	Trustee	June 3, 2022

By:	/s/ Robin P. Sterneck Robin P. Sterneck	Trustee	June 3, 2022

By:	/s/ Lisa G. Trimberger Lisa G. Trimberger	Trustee	June 3, 2022

By:	/s/ Caixia Ziegler Caixia Ziegler	Trustee	June 3, 2022